Exhibit 99.1 IGM Overview Global leaders in the development of engineered IgM antibodies for therapeutic use Lead Programs CD20 x CD3 | Non-Hodgkin’s Lymphoma | Phase 1 in R/R B cell NHL underway DR5 | Solid and Heme Malignancies | Phase 1 in solid tumors & NHL underway IL-15 x PD-L1 | Solid and Heme Malignancies | IND filing: 2021 (anticipated) Proprietary IgM antibody technology: 28 patent families Strategy: extend our global leadership in the development of engineered IgM antibodies Advance product candidates and increase research and development efforts Build and control manufacturing capabilities Participate in commercialization if approved Expand intellectual property portfolio $366 Million Cash and Investments Balance, December 31, 2020 (Unaudited) 3Exhibit 99.1 IGM Overview Global leaders in the development of engineered IgM antibodies for therapeutic use Lead Programs CD20 x CD3 | Non-Hodgkin’s Lymphoma | Phase 1 in R/R B cell NHL underway DR5 | Solid and Heme Malignancies | Phase 1 in solid tumors & NHL underway IL-15 x PD-L1 | Solid and Heme Malignancies | IND filing: 2021 (anticipated) Proprietary IgM antibody technology: 28 patent families Strategy: extend our global leadership in the development of engineered IgM antibodies Advance product candidates and increase research and development efforts Build and control manufacturing capabilities Participate in commercialization if approved Expand intellectual property portfolio $366 Million Cash and Investments Balance, December 31, 2020 (Unaudited) 3